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                                                                       EXHIBIT 3



                         REGISTRATION RIGHTS AGREEMENT

                 This Registration Rights Agreement ("Agreement") dated August 15, 1997, is entered into by and between TransAmerican Waste Industries, Inc., a Delaware corporation (the "Company") and Robert K. Moses, Jr. (the "Holder"). This Agreement evidences that for good and valuable consideration, the receipt and sufficiency of which is acknowledged, the Company and the Holder agree as follows:

                            ARTICLE 1. INTRODUCTION

         Section 1.1 Recitals. In connection with the receipt by the Company of a loan from Southwest Bank of Texas, N.A. (the "Loan"), Holder personally guaranteed the Loan. As consideration for such guarantee, the Company issued to Holder a Warrant to purchase 1,500,000 shares of the Company's Common Stock for $1.63 per share (the "Warrants"). The 1,500,000 shares of the Company's Common Stock purchasable upon the exercise of the Warrant are referred to herein as the "Warrant Shares".

         Section 1.2 Definitions. Certain capitalized terms used in this Agreement are defined in Article 6 hereof; references to sections shall be to sections of this Agreement.

                       ARTICLE 2. DEMAND REGISTRATION

         Section 2.1 Demand Registration.

                 (a) At any time after August 15, 2000, the Holder may request in writing that the Company effect the registration under the Securities Act the resale of all or part of the Holder's Warrant Shares. Such request shall specify the intended method of disposition thereof and whether or not such requested registration is to be an underwritten offering. Promptly after receiving such request, the Company will use its best efforts to effect the registration under the Securities Act of the Warrant Shares which the Company has been so requested to register by the Holder. Notwithstanding the foregoing, if at the time of any request to register Warrant Shares pursuant to this Section 2.1 the Company is engaged in, or has definitive plans to engage in, within 90 days of the time of such request, a registered public offering, or is otherwise engaged in any other activity which, in the good faith determination of the Board of Directors of the Company, would be materially adversely affected by the requested registration to the material detriment of the Company, then the Company may at its option direct that such request be delayed for a reasonable period not in excess of (x) 120 days from the effective date or termination of such offering or (y) 80 days from the date of completion or termination of such other material activity, as the case may be, such right to delay a request to be exercised by the Company not more than once in any one-year period; provided, however, that if the Company does not file or abandons its plan for a registered offering or material transaction, then such request shall promptly proceed.



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         Holder shall have no further rights pursuant to this Section 2.1, and this Section shall be null and void and of no further effect, in the event that (i) the Company has filed a registration statement and notified Holder pursuant to Article 3 of this Agreement and Holder has, through action or inaction, chosen not to include the Warrant Shares in such registration statement or (ii) the Warrant Shares may be sold pursuant to Rule 144(K) under the Securities Act.

                 (b) The Company shall keep the Registration Statement current and effective until the earlier of (i) four years from the date it becomes effective or (ii) the Warrant Shares may be resold under Rule 144(k) promulgated under the Securities Act. The Company shall supplement or make amendments to the Registration Statement, if required by the registration form used by the Company, the instructions thereto, the Securities Act or the rules and regulations of the Commission. The Company will furnish the Holder a copy of all such supplements or amendments at least one business day prior to filing such supplement or amendment.

                 (c) The Company shall be entitled to require that the Holder refrain from effecting any purchases or public sales or distributions of the Warrant Shares pursuant to a Registration Statement that has been declared effective by the Commission, if the board of directors of the Company reasonably determines that such public sales or distributions would interfere in any material with any transaction involving the Company that the board of directors reasonably determined to be material to the Company. The Company will notify the Holder of such an event pursuant to Section 4.1(g). In the event of a request by the board of directors of the Company that the Holder refrain from effecting any purchases or public sales or distributions of the Warrant Shares or offering any Warrant Shares pursuant to the Registrant Statement, the Company shall be required (i) to lift such restrictions regarding effecting public purchases or sales or distributions of the Warrant Shares, as the case may be, as soon as reasonably practicable after the board of directors shall reasonably determine public sales or distributions by the Holder of the Warrant Shares shall not interfere with such transaction and (ii) to deliver an amended prospectus disclosing the material event, if necessary; provided, that in no event shall any requirement that the Holder refrain from effecting public sales or distributions in the Warrant Shares extend for more than 90 days.

         Section 2.2 Effective Registration Statement. A registration of
Warrant Shares pursuant to this Article 2 shall not be deemed to have been effective (i) unless a Registration Statement with respect to the Warrant
Shares has become effective, provided that a Registration Statement which does not become effective after the Company has filed such Registration Statement solely by reason of the refusal to proceed by the Holder (other than a refusal to proceed based upon the advice of counsel relating to a matter related solely to the Company) shall be deemed to have been effected by the Company unless the Holder shall have elected to pay all Registration Expenses in connection with such registration; or (ii) if, after it has become effective, such registration is withdrawn by the Company (other than at the request of the Holder), interfered with by any stop order, injunction or other order or requirement of the Commission or other governmental agency or court for any reason prior to the expiration of a



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ninety-day period following the effectiveness of such Registration Statement, or (iii) if the conditions to closing specified in any purchase agreement or underwriting agreement entered into in connection with such registration are not satisfied due to some act or omission by the Company.

         Section 2.3 Underwriting. If the Registration Statement required by this Article 2 is filed pursuant to an underwritten offering, the right of the Holder to registration pursuant to Section 2.1 shall be conditioned upon such Holder's participation in such reasonable underwriting arrangements as the Company shall make regarding the offering, and the inclusion of Warrant Shares in the underwriting shall be limited to the extent provided herein. The Holder shall (together with the Company and the other holders distributing their securities through such underwriting) enter into an underwriting agreement in a customary form with the managing underwriter selected for such underwriting by the Company. If the managing underwriter concludes in its reasonable judgment that the number of shares to be registered for selling stockholders (including the Holder) would materially adversely effect such offering and exceeds the number of shares which can be sold in such offering within a price range reasonably acceptable to the underwriter, the Company and the Holder, then the Holder shall be given written notice thereof stating the basis for such belief and the number of Shares to be registered. The shares, together with the number of shares of Common Stock or other securities subject to a contractual right to participate in the offering, held by Persons that have notified the Company of their intent to be included and registered in such offering, shall be reduced on a pro rata basis based on the number of Warrant Shares proposed to be sold by the Holder as compared to the number of shares proposed to be sold by all stockholders. If the Holder disapproves of the terms of any such underwriting, it may elect to withdraw therefrom by written notice to the Company and the managing underwriter, delivered not less than ten days before the effective date. Any securities excluded or withdrawn from such underwriting shall be withdrawn from such registration, and shall not be transferred in a public distribution prior to 90 days after the effective date of the registration statement relating thereto, or such other shorter period of time as the underwriters may require. If Holder effect the sale of less than all his Warrant Shares in such underwritten offering, the Company shall have the continuing obligation to effect the registration of the remaining Warrant Shares pursuant to Section 2.1 hereof.

                      ARTICLE 3. "PIGGY-BACK" REGISTRATION

         Section 3.1 Right to Include Registrable Securities. Except as set forth below, if the Company at any time proposes to file a Registration Statement under the Act covering any of its securities other than (i) a registration on Form S-4, Form S-8, or any successor or similar forms, or (ii) a shelf registration under Rule 415 under the Act for the sole purpose of registering shares to be issued in connection with the acquisition of assets, whether or not for sale for its own account, it will each such time give prompt written notice to the Holder of its intention to do so and of the Holder's rights under this Article 3. Upon the written request of the Holder made within 30 days after the receipt of any such notice (which request shall specify the Warrant Shares intended to be disposed of by the Holder and the intended method of disposition thereof), the Company will use its best efforts to effect the registration under the Act of all Warrant Shares which the Company has been so requested to register by the Holder, to


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the extent required to permit the disposition in accordance with the intended methods of disposition, by inclusion of such Warrant Shares in the Registration Statement which covers the securities that the Company proposes register ("Piggy-Back Right"); provided, that if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the Registration Statement filed in connection with such registration, the Company shall determine for any reason either not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination to the Holder and, thereupon, (i) in the case of a determination not to register, shall be relieved of its obligation to register any Warrant Shares in connection with such registration (but not from its obligation to pay the Registration Expenses in connection therewith), without prejudice, subject to the rights of the Holder under Article 2 and (ii) in the case of a determination to delay registering, shall be permitted to delay registering any Warrant Shares, for the same period as the delay in registering such other securities. The Company shall have no further obligation, and the Holder shall have no rights, pursuant to any provision of this Article 3 after the earlier of (a) five years from the date hereof or (b) the Warrant Shares may be sold under Rule 144(k) promulgated under the Act. No registration effected under this Article 3 shall relieve the Company of its obligation to effect any registration under Article 2 unless all the Warrant Shares are included in such registration.

         Section 3.2 Priority in Piggy-Back Registrations. If (i) a registration pursuant to Article 3 involves an underwritten offering of the securities being registered, whether or not for sale for the account of the Company, to be distributed by or through one or more underwriters under underwriting terms appropriate for such a transaction, and (ii) the managing underwriter of such underwritten offering shall inform the Company and the Holder by letter of its belief that the distribution of all or a specified number of such Warrant Shares concurrently with the securities being distributed by such underwriters would interfere with the successful marketing of the securities being distributed by such underwriters (such writing to state the basis of such belief and the approximate number of such Warrant Shares which may be distributed without such effect), then the Company may, upon written notice to the Holder, reduce pro rata (if and to the extent stated by such managing underwriter to be necessary to eliminate such effect) the number of such Warrant Shares and securities proposed to be sold by any Person other than the Company the registration of which shall have been requested by the Holder and each security holder so that the resultant aggregate number of such securities so included in such registration shall be equal to the number of shares stated in such managing underwriter's letter.

                       ARTICLE 4. REGISTRATION PROCEDURES

         Section 4.1 Preparation of Filings. If and whenever the Company is required to use its best efforts to effect the registration of any Warrant Shares under the Act as provided in Articles 2 or 3 the following shall apply:

                 (a) Registration Statement. The Company shall promptly prepare and file with the Commission the requisite Registration Statement to effect such registration (including such audited financial statements as may be required by the Act or the rules and regulations promulgated thereunder) and thereafter use its reasonable best efforts to cause


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         such Registration Statement to become and remain effective; provided, however, that the Company may withdraw any registration of its securities at any time prior to the effective date of the Registration Statement relating thereto; provided further, that before filing to such Registration Statement or any amendments thereto, the Company will furnish to the Holder and its counsel copies of all such documents proposed to be filed.

                 (b) Amendments. The Company shall prepare and file with the Commission such amendments, post-effective amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and to comply with the provisions of the Act with respect to the disposition of all securities covered by such Registration Statement for the time periods specified in Section 2.1(b).

                 (c) Copies of Documents. The Company shall furnish to the Holder and each underwriter, if any, of the securities being sold by the Holder such number of conformed copies of such Registration Statement and of each amendment and supplement thereto (in each case including all exhibits to such Registration Statement), such number of copies of the prospectus contained in such Registration Statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed pursuant to Rule 424 under the Act and such other documents, as the Holder and underwriter, if any, may reasonably request in order to facilitate the public sale or other disposition of the securities owned by the Holder (it being understood that the Company consents to the use of the prospectus and any amendments or supplement thereto by the Holder and the underwriter or underwriters, if any, in connection with the offering and sale of securities covered by the prospectus or any amendment or supplement thereto).

                 (d) Blue-Sky. The Company will use its reasonable best efforts to register or qualify all Warrant Shares under the securities laws or blue sky laws of the jurisdictions as the Holder and any underwriter of the securities being sold by the Holder shall reasonably request, to keep such registrations or qualifications in effect for so long as such Registration Statement remains in effect, and take any other action which may be reasonably necessary or advisable to enable the Holder and underwriter to consummate the disposition in such jurisdictions of the securities owned by the Holder, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this subsection (d) be obligated to be so qualified, or to consent to general service of process in any such jurisdiction.

                 (e) Expenses. The Company will pay all Registration Expenses in connection with any registration effected pursuant to Article 2 or
         Article 3.

                 (f) Other Approvals. The Company will use its reasonable best efforts to cause all Warrant Shares covered by such Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the Holder to consummate the intended disposition of such securities.




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                 (g)   Notice of Events. The Company will notify the Holder at
         any time when a prospectus relating to such Holder is required to be delivered under the Act, upon the Company's discovery that, or upon the happening of any event as a result of which, the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made. At the request of the Holder, the Company will promptly prepare and furnish to the Holder and each underwriter, if any, a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made.

                 (h) Listing. The Company will cause all Warrant Shares covered by the Registration Statement to be listed on each securities exchange or traded or quoted on each market on which the same class of securities issued by the Company are then listed, traded or quoted.

                 (i) Transfer Agent. The Company will provide a transfer agent, registrar and a CUSIP number for all Warrant Shares no later than the effective date of such Registration Statement.

         Section 4.2 Data from the Shareholders. The Company may require the Holder to furnish the Company, and Holder agrees to provide to the Company, such information regarding the Holder and the distribution of such securities as the Company may from time to time reasonably request in writing.

         Section 4.3 Discontinuance of Use of Prospectus. The Holder agrees by acquisition of such Warrant Shares that, upon receipt of any written notice from the Company of the occurrence of any event of the kind described in
Section 4.1(g), the Holder will forthwith discontinue the Holder's offer of Warrant Shares pursuant to the Registration Statement relating to such Warrant Shares until the Holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 4.1(g) and, if so directed by the Company, will deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in the Holder's possession of the prospectus relating to such Warrant Shares at the time of receipt of such notice.

         Section 4.4 Underwritten Offerings. If requested by the underwriters for any underwritten offering by the Holder pursuant to a registration under
Article 2 or Article 3, the Company will enter into an underwriting agreement with such underwriters for such offering, such agreement to be reasonably satisfactory in form and substance to the Company, the Holder and the underwriters, and to contain such representations and warranties by the Company and such other terms as are generally prevailing in agreements of this type. The Holder will cooperate with the Company in the negotiation of the underwriting agreement. The Holder shall be a party to such underwriting agreement.



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         Section 4.5 Preparation: Reasonable Investigation. In connection with the preparation and filing of each Registration Statement under the Act pursuant to this Agreement, the Company will give the Holder, and its counsel and accountants, the opportunity to participate in the preparation of such Registration Statement, each prospectus included therein or filed with the Commission, and each amendment thereof or supplement thereto.

                           ARTICLE 5. INDEMNIFICATION

         Section 5.1 Indemnification by the Purchaser. In the event of any registration of any securities of the Company under the Act, the Company will, and hereby does, severally indemnify and hold harmless in the case of any registration statement filed pursuant to Article 2 or 3, the Holder and each underwriter, if any, of the Holder's securities, and each person who controls the Holder or the underwriter within the meaning of Section 15 of the Act, against any losses, claims, damages or liabilities, joint or several, to which the Holder may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement under which such securities were registered under the Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company will reimburse the Holder for any legal or any other expenses reasonably incurred by him in connection with investigating or defending any such loss, claim, liability, action or proceeding; provided that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by the Holder, specifically stating that it is for use in the preparation thereof and, provided further that the Company shall not be liable to any Person who participates as an underwriter, in the offering or sale of Warrant Shares or to any other Person, if any, who controls such underwriter within the meaning of the Act, in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of such Person's failure to send or give a copy of the final prospectus, as the same may be then supplemented or amended, within the time required by the Act to the Person asserting an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of Warrant Shares to such Person if such statement or omission was corrected in such final prospectus. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Holder of any such director, officer, and shall survive the transfer of such securities by such holder.

         Section 5.2 Indemnification by the Seller. To the extent permitted by law, the Holder will indemnify the Company, each of its directors and officers, each underwriter, if any, of the Company's securities covered by such a Registration Statement, each person who controls



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the Company or such underwriter within the meaning of Section 15 of the Act, and each other person selling the Company's securities, covered by such Registration Statement, each of such person's officers and directors and each person controlling such persons within the meaning of Section 15 of the Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such Registration Statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Holder of any rule or regulation promulgated under the Act applicable to the Holder and relating to action or inaction required of the Holder in connection with any such registration, qualification or compliance, and will reimburse the Company, such other persons, such directors, officers, persons, underwriters or control persons for any legal or other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such Registration Statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by the Holder specifically for use therein. In addition, insofar as the foregoing indemnity relates to any such untrue statement (or alleged untrue statement) or omission (or alleged omission) made in the preliminary prospectus but eliminated or remedied in the amended prospectus on file with the Commission at the time the Registration Statement becomes effective or in the final prospectus filed pursuant to applicable rules of the Commission or in any supplement or addendum thereto, the indemnity agreement herein shall not inure to the benefit of the Company, any underwriter if a copy of the final prospectus filed pursuant to such rules, together with all supplements and addenda thereto, was not furnished to the person or entity asserting the loss, liability, claim or damage at or prior to the time such furnishing is required by the Act.

         Section 5.3 Notices of Claims, etc. Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in Sections 5.1 or 5.2 such indemnified party will, if a claim in thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action, provided that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under Sections 5.1 or 5.2, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, the indemnifying party shall be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified, to the extent that the indemnifying party may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement of any such action which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of



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a release from all liability, or a covenant not to sue, in respect to such claim or litigation. No indemnified party shall consent to entry of any judgment or enter into any settlement of any such action the defense of which has been assumed by an indemnifying party without the consent of such indemnifying party.

         Section 5.4 Indemnification Payments. The indemnification required by this Article 5 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

                           ARTICLE 6. DEFINITIONS

         As used herein, unless the context otherwise requires, the following terms have the following respective meanings:

                 Act: means the Securities Act of 1933, or any similar Federal statute, and the rules and regulations of the Commission thereunder, all as of the same shall be in effect at the time. References to a particular section of the Securities Act of 1933 shall include a reference to the comparable section, if any, of any such similar Federal statute.

                 Commission: means the Securities and Exchange Commission or any other Federal agency at the time administering the Securities Act.

                 Exchange Act: means the Exchange Act of 1934, or any federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Securities Exchange Act of 1934 shall include a reference to the comparable section, if any, of any such similar federal statute.

                 Person: means a corporation, as association, a partnership, an organization, business, an individual, a governmental or political subdivision thereof or a governmental agency.

                 Registration Expenses: means all expenses incident to the Company's performance of or compliance with Article 2 or 3, including, without limitation, all registration, filing, listing, and NASD fees, all fees and expenses of complying with securities or blue sky laws, all word processing, duplicating, printing and engraving expenses, messenger and delivery expenses, the fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of any special audits or "cold comfort" letters required by or incident to such performance and compliance, premiums and other costs of policies of insurance against liabilities arising out of the public offering of the Warrant Shares being registered and any fees and disbursements of underwriters customarily paid by issuers or sellers of securities, but excluding underwriting discounts and commissions and transfer taxes, if any.


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                 Warrant Shares: means the 1,500,000 shares of the Company's
Common Stock purchased or purchasable by the holder of the Warrant issued to the Holder dated as of the date hereof upon the exercise of such Warrant.

                          ARTICLE 7. MISCELLANEOUS

         Section 7.1 Remedies. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach hereof and hereby agrees to waive the defense in any action for specific performance of such an obligation that a remedy at law would be adequate.

         Section 7.2 Assignment. This Agreement shall not be assignable by either party hereto without the written consent of the other party.

         Section 7.3 Descriptive Headings. The descriptive headings of the several sections and paragraphs of this Agreement are inserted for reference only and shall not limit or otherwise affect the meaning hereof.

         Section 7.4 Governing Law. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAWS OF THE STATE OF TEXAS WITHOUT PREJUDICE TO THE PRINCIPLES OF CONFLICTS OF LAW.

         Section 7.5 Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original, but all such counterparts together constitute one and the same instrument.

         Section 7.6 Entire Agreement. This Agreement embodies the entire agreement and understanding between the Company and the Holder and supersedes all prior agreements and understandings relating to the subject matter hereof.

         Section 7.7 Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained not be affected or impaired thereby.

         Section 7.8 Amendments and Waivers. This Agreement may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company shall have obtained the written consent of the Holder.

         Section 7.9 Notices. Except as otherwise provided in this Agreement, all communications provided for hereunder shall be in writing and sent by first-class mail, postage prepaid, and (a) if addressed to the Holder, at P.O. Box 27888, Houston, Texas 77227 or (b) if addressed to the Company, 10554 Tanner Road, Houston, Texas 77024 to the attention of its President.






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         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized as of the date first above written.



                                           TRANSAMERICAN WASTE INDUSTRIES, INC.

                                           By: /s/ J. DAVID GREEN
                                              ----------------------------------
                                           Name:   J. David Green
                                                --------------------------------
                                           Title:  Sr. Vice President
                                                 -------------------------------


                                           /s/ ROBERT K. MOSES, JR.
                                           -------------------------------------
                                               Robert K. Moses, Jr.






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